UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Malibu Boats, LLC, an indirect subsidiary of Malibu Boats, Inc. (the “Company”), elected to draw the remaining available funds of $98.8 million from its revolving credit facility to ensure it maintains financial flexibility in light of the current uncertainty in the global markets resulting from the COVID-19 pandemic. Malibu Boats, LLC provided the notice of borrowing on March 19, 2020 to the lenders under the revolving credit facility governed by the Second Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended, the “Credit Agreement”), by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, parent of Malibu Boats, LLC and a direct subsidiary of the Company, and certain subsidiaries of Malibu Boats, LLC parties thereto, as guarantors, the lenders parties thereto, and Truist Financial Corp. (formerly known as SunTrust Bank), as administrative agent, swingline lender and issuing bank. The borrowing resulted in a total of $118.8 million outstanding under the revolving credit facility (excluding $1.2 million in undrawn letters of credit), with no remaining amounts available for borrowing. In accordance with the terms of the Credit Agreement, the proceeds from the revolving credit facility may in the future be used for working capital, general corporate or other purposes permitted by the Credit Agreement.

The current interest rate for borrowings under the revolving credit facility is approximately 2.2% (which is the one-month LIBOR rate plus an applicable margin of 1.25%), and the revolving credit facility matures on July 1, 2024. Other terms of the Credit Agreement are described in the section “Liquidity and Capital Resources - Loans and Commitments” in Part I, Item II of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 6, 2020, and incorporated herein by reference. A copy of the Credit Agreement, First Incremental Facility Amendment and First Amendment, and Second Incremental Facility Amendment and Second Amendment are filed as Exhibits 10.1, 10.3 and 10.4, respectively to the Company’s Annual Report on Form 10-K for the year ended June 30, 2019, filed with the SEC on August 29, 2019.

Item 7.01    Regulation FD Disclosure.
The Company issued a press release on March 24, 2020 providing an update to the market. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 24, 2020
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

		By:	/s/ Jack Springer
Date:	March 24, 2020		Jack Springer
Chief Executive Officer